Exhibit 99.2

[GRAPHIC OMITTED]                                                  Press Release

             Infowave Acquires Assets of HiddenMind Technology, LLC Company also Announces US$3.0 million Private Placement Financing

Vancouver, British Columbia - May 28, 2003 - Infowave Software (TSE: IW), a provider of wireless software for mobile operators, corporations and individuals announced today that it has entered into an acquisition agreement to acquire substantially all of the business and assets of HiddenMind Technology, LLC ("HiddenMind"), a wireless software company based in Cary, North Carolina, USA. HiddenMind offers a mobile application platform that enables companies to extend existing data and applications to mobile devices.

Infowave also announced today a US$3.0 million non-brokered private placement of units.

Acquisition of HiddenMind

Under the terms of the acquisition agreement, Infowave will acquire substantially all of the business and assets of HiddenMind and in consideration will issue to HiddenMind 14,966,034 units of Infowave at a deemed price of CDN$0.19 per unit. Each unit will consist of one Infowave common share and a one half of a warrant. Each whole warrant will entitle the holder to purchase an additional Infowave common share at a price of CDN$0.19 for a period of two years.

"By combining the application strength of HiddenMind with Infowave's suite of wireless middleware solutions, we can now extend our value proposition to enterprise customers and deliver custom applications for their mobile deployments," said Infowave Chairman Thomas Koll. "We will proceed quickly with integrating HiddenMind's technology to mobilize applications such as customer relationship management, sales force automation, enterprise resource planning and field services applications."

HiddenMind  has  pioneered  mobility  solutions  for  enterprise   customers  in
industries such as healthcare, manufacturing and financial services. Their mobility platform enables real-time information exchange between business applications and the enterprise's professionals and


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their mobile  employees.  The platform  features "always  available" access to a company's enterprise applications from remote locations such as hospital wards and the manufacturing floor. HiddenMind's customers include GE Financial Network, St. Jude Medical and CNET Networks.

"Recognizing the leadership role that Infowave holds in the marketplace, we believe that by combining our technologies we will further extend Infowave's successful position in the mobile enterprise segment," said Kristopher Tyra, HiddenMind's founder and Chief Technical Officer. "In capitalizing on the core strengths of Infowave's Wireless Business Engine and HiddenMind's Active Technology platform, we will be able to deliver a broad range of mobile applications to our customers."

The HiddenMind platform allows enterprises, systems integrators, application developers and network operators to deploy a wireless solution that empowers mobile employees with access to sales force automation, customer resource management, field service or other applications from a variety of handheld devices including Pocket PC and RIM Blackberry(TM). HiddenMind's patented Active Technology mobilizes applications and web services in an offline and online environment while saving time and product development costs over other approaches.

The completion of the acquisition is subject to a number of conditions precedent, including receipt of applicable regulatory approval, approval by shareholders of Infowave, no material adverse change in either HiddenMind or Infowave and the closing of the private placement described below. Infowave shareholders will be asked to approve the acquisition at its Annual General Meeting scheduled for June 30, 2003.

Infowave retained Agile Equity, LLC of New York as its financial advisor in respect of the acquisition. Agile has provided a fairness opinion to the Infowave Board of Directors on the acquisition.

US$3.0M Private Placement

Infowave has entered into a subscription agreement with Jerry Trooien under which Trooien has agreed to subscribe for 29,473,684 units of Infowave at a price of CDN $0.1425 per unit for aggregate subscription proceeds to Infowave of US$3.0 million. Mr. Trooien is the controlling member of HiddenMind. Each unit will consist of one Infowave common share and a one half of a warrant. Each whole warrant entitles the holder to purchase an additional Infowave common share at a price of CDN$0.19 for a period of two years.


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The  completion  of the private  placement is subject to a number of  conditions precedent, including receipt of applicable regulatory approval, approval by shareholders of Infowave, no material adverse change in Infowave and the closing of the acquisition mentioned above. Under the terms of the agreement, Trooien shall be entitled at closing to appoint a nominee to the Board of Directors of Infowave. Infowave shareholders will be asked to approve the private placement at its Annual General Meeting scheduled for June 30, 2003.

Barb Richardson has resigned from Infowave's board of directors. Richardson is a principal and director of SpringBank TechVentures, a Calgary based investment fund. George Reznik, Chief Financial Officer and member of the Office of the President, has been appointed to the Board of Directors.

"On behalf of the board, I would like to thank Barb for her valuable contribution to Infowave during her two year tenure as a board member," said Thomas Koll, Infowave Chairman.

Upon completion of the acquisition and the private placement, HiddenMind and Trooien will collectively hold approximately 40% of the approximately 111.1 million Infowave common shares which will be issued and outstanding and will hold warrants to purchase up to an additional 22.2 million Infowave common shares. HiddenMind and Trooien agree to not take any action to take control of Infowave for at least two years. This restriction ceases in the event of significant changes in Infowave's management, its board of directors or the primary focus of its business. The securities of Infowave to be issued under the acquisition and the private placement will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction.

About HiddenMind

HiddenMind Technology, LLC is a provider of products and services that enable enterprises by simplifying the process of achieving mobile workflow, using mobility to achieve true, real time enterprise and returning ROI by quickly implementing right-sized mobile solutions. HiddenMind's patented Active Technology mobilizes applications and web services in an offline and online environment, while saving time and product development costs over other approaches. End


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users of Active  Technology  Enhanced(TM)  products benefit from "always active"
applications   that  are  optimized  for  maximum   productivity   and  reliable
communications over a wide array of networks and devices. For more information please visit www.hiddenmind.com.

About Infowave Software
Infowave (TSE: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone or Palm integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail, the Internet, corporate intranets and client-server applications. For more information, please visit www.infowave.com.
                                                 ----------------

Forward-Looking Statement
This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include a number of risks, uncertainties and other factors, such as the need to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the dependence on our customer's satisfaction with Infowave's software, its continued commitment to the deployment of the solution, the risks involved in developing software solutions and integrating them with third-party software and services and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Media:
Corinna Bates
Manager, Marketing and Corporate Communications
604.473.3695
cbates@infowave.com
-------------------

Investors:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com
--------------------

(C)2003 Infowave Software, Inc. All rights reserved. Infowave and the Infowave logo are trademarks or registered trademarks of Infowave Software, Inc. All other product or service names mentioned herein are the trademarks of their respective owners.